Investor
Update

BROWN SHOE COMPANY, INC.

November 2010

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This investor update contains certain forward-looking statements and expectations regarding the Company’s future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These include  (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) the timing and uncertainty of activities and costs related to the Company’s information technology initiatives, including software implementation and business transformation; (iii) potential disruption to the Company’s business and operations as it implements its information technology initiatives; (iv) the Company’s ability to utilize its new information technology system to successfully execute its strategies; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to continued and uninterrupted flow of inventory from China and Brazil, where the Company relies heavily on third-party manufacturing facilities for a significant amount of its inventory; (ix) the Company's ability to attract and retain licensors and protect its intellectual property; (x) the Company's ability to secure/exit leases on favorable terms; (xi) the Company's ability to maintain relationships with current suppliers; (xii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; (xiii) the Company’s ability to successfully execute its international growth strategy; (xiv) the Company’s ability to source product at a pace consistent with increased demand for footwear; and (xv) the impact of rising prices in a potentially inflationary global environment.  The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 30, 2010, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

-    November 24, 2010

[Graphic - Brown Shoe logo]

Why Invest in Brown Shoe?

▪	Powerful brands that command leading market share
▪	Clear opportunities to grow sales and margins
▪	Strategic initiatives in place to maximize favorable footwear cycle
▪	Portfolio aligned with macro consumer trends of family, healthy living, and contemporary fashion
▪	Strong design, sourcing, and distribution expertise and fulfillment infrastructure
▪	Investments in talent, technology, and marketing to drive future growth
▪	Solid balance sheet and 351 consecutive quarters paying a dividend

[Graphic - Brown Shoe logo]

At A Glance

Our Company
▪	A leading footwear company with $2.5 billion in sales (TTM*)
▪	Full-year 2010 Adjusted EPS** expectation of $1.00 to $1.05 versus $0.40 in 2009
▪	2011 EPS expectation of $1.31 to $1.43
▪	Aiming for near-term EPS goal of $2.00 over next 18 to 24 months

Our Brands
▪	Famous Footwear – leading family branded footwear retailer
▪	Naturalizer – one of the world’s largest women’s comfort brands
▪	Dr. Scholl’s – iconic global health and wellness brand
▪	A leader in Contemporary Fashion

*All TTM (trailing twelve months) data included in this document refers to the period ending October 30, 2010, unless otherwise noted
**See Appendix for reconciliation

Brown Shoe Business Mix

$2.5 billion in sales
(Trailing 12 Months October 30, 2010)

Business Mix
Wholesale 30%
Retail 70%

Brand Mix
All Other
Famous Footwear
Naturalizer
Dr. Scholl's Shoes
Contemporary Fashion

Leading Footwear Retailer and Wholesaler

Top Footwear Retailers*

$ in millions

$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0

Walmart
Payless
Macy's
Kohl's
DSW
Famous Footwear
Foot Locker
J.C. Penney
Nordstrom
Finish Line

12 Mo End Oct10
12 Mo End Oct09
12 Mo End Oct08

*Trailing 12 months October according to NPD’s Consumer Panel

Top Women’s Fashion Wholesalers**

$ in millions

$900
$800
$700
$600
$500
$400
$300
$200
$100
$0

Nine West
Skechers
Brown Shoe Co.
Nike
Camuto Group
Steve Madden
Deckers
Jimlar
H.H. Brown
Adidas
Clarks

12 Mo End Oct10
12 Mo End Oct09
12 Mo End Oct08
**Trailing 12 months October according to NPD’s Retail Point of Sale Tracking Service.  Channels include Department Stores, National Chains, National Shoe Chains, and Athletic Specialty

[ graphics - logos]

[Graphic - Famous Footwear logo]

Famous Footwear
▪	Leading family branded footwear retailer

▪	Represents 60% of total Company net sales

▪	Net sales of $1.5 billion and operating margin of 6.1% (TTM). Peak operating margin of 7.0% and sales per square foot of $185 in 2006

▪	Strong broad-based sales momentum for the trailing twelve month period
▪	Same-store sales increased 11.6%
▪	Sales per square foot increased to $184 versus $164 in the prior period
▪	Record Back-to-School season in 2010
▪	Broad-based growth across major categories, channels, and geographies

▪	Primary target customers are active, contemporary moms who seek national, powerful, recognized brands at a value for themselves and their families

▪	Approximately 110 million customer visits per year and one in ten families visit Famous Footwear during the Back-To-School season

▪	More than 1,100 stores in all 50 states

Famous Footwear

Sales per Square Foot

$190
$185
$180
$175
$170
$165
$160
$155

2005 - $180
2006 - $185
2007 - $180
2008 - $168
2009 - $167
2010TTM - $184

Operating Earnings ($mm)

Operating Earnings
Operating Margin %
$100	8%
$90	7%
$80	6%
$70	5%
$60	4%
$50	3%
$40	2%
$30
$20
$10
$0

2005 - $67.0 - 5.6%
2006 - $89.8 - 7.0%
2007 - $84.1 - 6.4%
2008 - $27.0 - 2.0%
2009 - $44.6 - 3.3%
2010TTM - $90.0 - 6.1%

National Store Base

[ graphic - map of store locations]
▪	Store concept works well across channels – mall, strip and outlet
▪	1,118 stores in all 50 states
▪	Lease negotiations have netted over $12 million in annual expense savings*

*Savings represent the difference between renegotiated lease costs compared to the prior commitments.

[Graphic - Famous Footwear logo]

Famous Footwear – Growth Initiatives

▪	Growth targets:
▪	Annual same-store sales increase in low-single digits
▪	Operating margin goal of 10%

▪	Real Estate Portfolio:
▪	Increasing store productivity through real estate portfolio improvements
▪	Stricter opening and closing criteria leading to new stores performing at over $200 / sq. ft., while continuing to close underperforming stores
▪	Longer-term target of $225+ / sq. ft.
▪	Plan to increase store base over next three years by net +5, +25, and +25 stores, respectively
▪	Long-term opportunity for 1,500+ stores

[graphic - store base]

Store Base

	Opened/Closed	Year-end Stores
2006	92/46	999
2007	110/35	1,074
2008	89/25	1,138
2009	55/64	1,129
2010E	30-35/50-55	1,104 - 1,114

[Graphic - Famous Footwear logo]
Famous Footwear – Growth Initiatives
(Continued)

▪	Marketing:
▪	Increasing brand awareness by strengthening “Make Today Famous” across all customer touchpoints
▪	Driving differentiation through innovative marketing while at the same time significantly reducing promotional cadence
▪	Increased annual marketing investment to 3.7% of net sales in 2010 from four-year average of 3.1%. Plan to maintain rate over next few years.
▪
Established national media coverage for the first time while also growing targeted localized marketing efforts.  Generated 1.3 billion impressions through TV and radio advertisements during Back-To-School season

▪	Expanding viral, digital, social media, and multichannel initiatives

[Graphic - Famous Footwear logo]

Famous Footwear – Growth Initiatives
(Continued)

▪	Customer Engagement:
▪	Evolving the customer retail experience
▪	Conversion was the primary driver of same-store performance in first half of 2010
▪	Energized associate base connecting with consumers throughout store experience and purchase process
▪	Increasing depth in assortment and sizing to provide more choices to customers

▪	Healthy Living:
▪	Strengthening position as the destination for healthy living and fitness footwear in the family channel
▪	Partnering with key vendors to obtain leadership position in the evolving fitness category
▪	Expanding Mind, Body, Sole in-store shops and testing 5 standalone stores in premium malls opening in Nov./Dec.
▪	Focusing marketing communications on great brands and fitness product

[Graphic - Brand logos]

[Graphic - Naturalizer logo]

Wholesale Brands

▪	Diverse portfolio of brands targeting a broad array of consumer segments and spanning distribution channels, from mass merchants to premium department stores

▪	Represents 30% of total Company net sales

▪	Net sales of $731.5 million (TTM), a 17.3% increase versus the prior period, and adjusted operating margin* of 5.9%

▪	Positive current momentum with sales expected to grow in the high ‘teens to low 20s range for full year 2010

▪	Focusing on the faster-growing, higher-margin branded business while deemphasizing lower-margin private label business

Sales and Margin Performance

$1,000	10%
$950	9%
$900	8%
$850	7%
$800	6%
$750	5%
$700	4%
$650
$600
$550
$500

Sales ($ in mm)
Adj. Operating Margin %*

2006 - $931 - 8.4%
2007 - $784 - 9.1%
2008 - $704 - 5.1%
2009 - $632 - 6.6%
2010TTM - $732 - 5.9%

 *Adjusted operating margin for 2009 excludes $0.3 million of costs related to IT initiatives. Adjusted operating margin for 2008 excludes $129.1 million and $14.4 million of costs related to impairment of goodwill and intangible assets and expense and capital containment initiatives, respectively. Adjusted operating margin for 2007 and 2006 excludes $4.2 million and $3.6 million, respectively, related to earnings enhancement plan. Adjusted operating margin for 2006 excludes $3.8 million related to the Bass license withdrawal.

[Graphic - Dr. Scholl's Shoes logo]

Wholesale Brands
▪	Naturalizer
▪	Global comfort brand with distribution in over 50 countries
▪	Approximately $500 million in net sales at retail worldwide
▪	Naturalizer brand family was top 3 women’s fashion brand across domestic channels*
▪	Dr. Scholl’s
▪	Leading global health and wellness brand that spans gender, age, distribution channels, and categories. In over 8,000 retail doors in North America
▪	Contemporary Fashion Brands
▪	Via Spiga, Franco Sarto, Sam Edelman, Vera Wang, Etienne Aigner, Carlos Santana, Fergie
▪	Young, high-demand brands poised for expansion
▪	Total contemporary business has grown from approximately $20 million in net sales in 2004 to approximately $250 million on a trailing 12 month basis

Sales by Channel

Specialty Stores 25%
Department Stores 22%
Mass Merchant 20%
Mid-Tier 33%

*Q3’10 according to NPD’s POS Tracking Service

[Graphic - Via Spiga logo]

Wholesale – Growth Initiatives

▪	Goal of low double-digit operating margin driven by mid single-digit annual sales growth
▪	Enhancing product innovation and trend-right product styling across brands and bringing new products, concepts, and technologies to market
▪	Driving growth across core brands through key consumer platforms of healthy living and contemporary fashion
▪	Growth of Naturalizer through brand family strategy, with Naya in premium department stores and Natural Soul in national chains
▪	Dr. Scholl’s channel expansion with enhanced technology and athletic-inspired product
▪
Accelerating growth of contemporary fashion brands with door expansion opportunities in premium department stores, independents, and direct-to-consumer channels.  High-single digit annual sales growth expectations

▪	International expansion focused on Naturalizer and emerging contemporary fashion brands
▪	Driving gross margin and expense efficiencies through enhanced systems and processes

[Graphic - Brown Shoe logo]

Global Sourcing

▪	Brown Shoe sourcing operations source the majority of the Company’s footwear for both the Wholesale and Specialty Retail segments and a portion of the footwear sold by Famous Footwear
▪	Sourcing, sales, and design operations in China, Italy, Brazil, Hong Kong, and Macau
▪	In 2009, sourced 98% of footwear from China, with approximately half of product sourced from the inland regions, such as Putian, and the remainder from Dongguan
▪	Trusted long-term relationships with retail, vendor, and factory partners
▪	Mitigating expected cost pressures in the second half of 2010 and full year 2011 through
▪	Migration to lower-cost sourcing markets over last few years
▪	Leveraging scale and factory/retail partnerships
▪	Enhancing flow of product to meet seasonal windows and deliver on-time

[Graphic - Brown Shoe logo]

Financial Results & Outlook

▪	Execution of strategy has led to strong improvement over last five quarters
▪	Expect full-year 2010 consolidated sales growth in the low double-digits and adjusted EPS* of $1.00 to $1.05
▪	Adjusted EBITDA* increased 122% for trailing twelve month period
▪	Expect 2011 consolidated sales growth in the low to mid single-digit range and EPS in the range of $1.31 to $1.43
▪	Long-term goal of high single-digit operating margin and ROIC of mid- to high-teens

*See Appendix for reconciliation

[Graphic - Brown Shoe logo]

Appendix

Non-GAAP Financial Measures
In this document, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Consolidated Results Trailing Twelve Months

	12 Months Ended	12 Months Ended
($ in millions except EPS)	October 30, 2010	October 31, 2009	% Chg.

Net Sales	$2,465.5	$2,197.0	12.2%

Operating Earnings (Loss)
GAAP	$76.1	($182.9)	++
Adjusted**	$86.6	$9.1	++

EPS*
GAAP	$0.89	($3.57)	++
Adjusted**	$1.04	($0.06)	++

Gross Profit Rate	40.6%	39.4%
Adjusted EBITDA**	$136.1	$61.3	122.1%

*Diluted earnings (loss) per common share attributable to Brown Shoe Company, Inc. shareholders (hereafter “Earnings (Loss) Per Diluted Share”)
**See Appendix page 24 and 27 for reconciliation

Major Segment Operating Results
Trailing Twelve Months

	Famous Footwear		Wholesale Operations		Specialty Retail
	12 Mos. Ended	12 Mos. Ended	12 Mos. Ended	12 Mos. Ended	12 Mos. Ended	12 Mos. Ended
($ in millions)	30-Oct-10	31-Oct-09	30-Oct-10	31-Oct-09	30-Oct-10	31-Oct-09
Net Sales	$1,473.7	$1,333.2	$731.5	$623.5	$260.3	$240.3
Gross Profit	$661.6	$570.6	$227.9	$192.9	$111.1	$101.1
Gross Profit Rate	44.9%	42.8%	31.2%	30.9%	42.7%	42.1%
Operating Earnings (Loss)	$90.0	$18.8	$42.1	$(116.4)	$(7.3)	$(31.6)
Operating Earnings (Loss) %	6.1%	1.4%	5.8%	-18.7%	-2.8%	-13.2%
Charges / Other Items:
IT Initiatives	-	-	$0.7	$0.1	-	-
Impairment of Goodwill and Intangible Assets	-	$3.5	-	$129.1	-	$16.6
Expense & Capital Containment Initiatives	-	$3.8	-	$14.4	-	$0.6
Total Charges / Other Items	-	$7.3	$0.7	$143.6	-	$17.2

Adjusted Operating Earnings (Loss)	$90.0	$26.1	$42.8	$27.2	$(7.3)	$(14.4)
Adjusted Operating Earnings (Loss) %	6.1%	2.0%	5.9%	4.4%	-2.8%	-6.0%

Outlook

	Fourth Quarter & Full Year 2010	Full Year 2011
Consolidated Sales	High single to low double-digits percent increase for fourth quarter	Low to mid-single digits

Famous Footwear Same-Store Sales	High single-digits for fourth quarter	Low to mid single-digits

Wholesale Sales	High ‘teens to low 20s for fourth quarter	Mid single-digits

Selling and Administrative Expenses	36.8 to 37.2% for full year. Includes $6.5 to $7.0 million in expense for IT initiatives.

Full year expectations also include $21 million of anomalous costs consisting of incentive compensation, air freight, and other items.

Net Interest Expense	$20.0 to $20.5 million for full year

Effective Tax Rate	34.8 to 35.2% for full year

Earnings Per Share	$0.90 to $0.95 for full year, which includes $0.10 of expense for IT Initiatives	$1.31 to $1.43

Depreciation and Amortization*	$50.0 to $50.5 million for full year

Capital Expenditures**	$58 to $60 million for full year

*Excludes amortization of debt issuance costs
**Includes purchases of property and equipment and capitalized software

Condensed Balance Sheet
(Unaudited)

October 30,		October 31,	January 30,
(Thousands)	2010	2009	2010
ASSETS

Cash and cash equivalents	$29,707	$34,102	$125,833
Receivables	131,352	84,884	84,297
Inventories	539,881	450,156	456,682
Prepaid expenses and other current assets	31,910	25,116	41,437
Total current assets	732,850	594,258	708,249

Other assets	122,996	117,304	113,114
Intangible assets, net	72,218	78,919	77,226
Property and equipment, net	136,533	149,254	141,561
Total assets	$1,064,597	$939,735	$1,040,150

LIABILITIES AND EQUITY

Borrowings under revolving credit agreement	$113,000	$50,000	$94,500
Trade accounts payable	172,789	136,977	177,700
Other accrued expenses	154,895	128,336	141,863
Total current liabilities	440,684	315,313	414,063

Long-term debt	150,000	150,000	150,000
Deferred rent	35,631	40,186	38,869
Other liabilities	28,554	30,639	25,991

Total Brown Shoe Company, Inc. shareholders’ equity	408,804	394,219	402,171
Noncontrolling interests	924	9,378	9,056
Total equity	409,728	403,597	411,227
Total liabilities and equity	$1,064,597	$939,735	$1,040,150

Condensed Income Statement
(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
(Thousands, except per share data)	October 30, 2010	October 31, 2009	October 30, 2010	October 31, 2009

Net sales	$716,093	$625,635	$1,899,567	$1,675,996
Cost of goods sold	433,874	366,692	1,131,318	1,005,249

Gross profit	282,219	258,943	768,249	670,747

Selling and administrative expenses	247,089	222,384	696,052	641,721
Restructuring and other special charges, net	1,852	2,222	5,460	6,834

Operating earnings	33,278	34,337	66,737	22,192

Interest expense	(4,916)	(5,029)	(14,238)	(15,192)

Interest income	46	52	113	340

Earnings before income taxes	28,408	29,360	52,612	7,340

Income tax provision	(9,918)	(12,356)	(18,799)	(1,623)

Net earnings	$18,490	$17,004	$33,813	$5,717

Less: Net (loss) earnings attributable to noncontrolling interests	(83)	707	(67)	1,265

Net earnings attributable to Brown Shoe Company, Inc.	$18,573	$16,300	$33,880	$4,452

Basic earnings per common share attributable to Brown Shoe Company, Inc. shareholders	$0.42	$0.38	$0.78	$0.10

Diluted earnings per common share attributable to Brown Shoe Company, Inc. shareholders	$0.42	$0.38	$0.77	$0.10

Basic number of shares	42,348	41,588	42,083	41,579
Diluted number of shares	42,608	41,653	42,370	41,579

Reconciliation of GAAP to Adjusted (Non-GAAP) Earnings

	Twelve Months Ended October 30, 2010			Twelve Months Ended October 31, 2009
($ in thousands, except per share data)	Operating Earnings (Loss)	Net Earnings (Loss) Attributable to Brown Shoe Company, Inc.	Diluted Earnings (Loss) Per Share	Operating Earnings (Loss)	Net (Loss) Earnings Attributable to Brown Shoe Company, Inc.	Diluted (Loss) Earnings Per Share

GAAP earnings (loss)	$76,068	$38,928	$0.89	$(182,937)	$(148,596)	$(3.57)

Charges / Other Items:

Impairment of goodwill and intangible assets	–	–	–	149,150	119,203	2.87

Expense and capital containment initiatives	–	–	–	30,876	19,091	0.46

Headquarters consolidation	-1,864	-1,139	-0.03	2,807	1,739	0.04

IT initiatives	7,789	5,014	0.12	9,179	5,909	0.14

Organizational changes	4,624	2,825	0.06	–	–	–

Total charges / other items	$10,549	$6,700	$0.15	$192,012	$145,942	$3.51

Adjusted earnings	$86,617	$45,628	$1.04	$9,075	$(2,654)	$(0.06)

Reconciliation of Diluted Earnings Per Share (GAAP Basis)
to Adjusted Diluted Earnings Per Share (Non-GAAP Basis)

	Fiscal 2010 Diluted Earnings Per Share	Fiscal 2009 Diluted (Loss) Earnings Per Share

GAAP earnings	$ 0.90 - $0.95	$0.22

Charges / Other Items:

Headquarters consolidation	–	(0.03)

IT initiatives	0.10	0.14

Organizational changes	–	0.07

Total Charges / Other Items	0.10	0.18

Adjusted earnings	$ 1.00 - $1.05	$0.40

Debt-to-Capital Ratio

($ in millions)	October 30, 2010	October 31, 2009

Total Debt Obligations*	$263.0	$200.0
Total Equity	$409.7	$403.6
Total Capital	$672.7	$603.6
Debt-to-Capital Ratio**	39.1%	33.1%

*	Includes long-term debt and borrowings under revolving credit agreement
**	Total Debt Obligations divided by Total Capital

Non-GAAP Financial Measures
In this document, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Reconciliation of Operating Earnings (Loss) to Adjusted EBITDA

	12 Months Ended	12 Months Ended
($ in millions)	October 30, 2010	October 31, 2009

Operating Earnings (Loss)	$76.1	($182.9)

Charges / Other Items*	10.5	192.0

Adjusted Earnings Before Interest and Taxes (EBIT)	$86.6	$9.1

Depreciation & Amortization**	49.5	52.2

Adjusted EBITDA	$136.1	$61.3

*	Includes impairment of goodwill and intangible assets and net restructuring and other special charges; see details on page 24
**	Excludes amortization of debt issuance costs

Non-GAAP Financial Measures
In this document, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

Famous Footwear – Store Economics

Operating Performance
Average Sales	$1,288
		% of Sales
Operating Profit	$83	6.5%

Depreciation & Amortization	$19

EBITDA	$102	7.9%

Cash Investment

Fixed Assets	$206
Tenant Allowances	($114)

Inventory	$281

Accounts Payable	($96)

Net Cash	$277

Return on Investment

EBITDA	$102

Cash Investment	$277

Return on Investment	36.8%

Note: All dollars in thousands. Trailing 12 month data through October 30, 2010, reflecting all stores open more than 1 year.

Non-GAAP Financial Measures
In this document, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings (loss) and earnings (loss) per diluted share adjusted to exclude certain charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.